EXHIBIT II
     [EXECUTION COPY]






                                                          October 9, 1998

AlliedSignal Inc.
101 Columbia Road
Morristown, NJ  07962-1219

Attention: John W. Gamble, Jr., Assistant Treasurer

                             ALLIEDSIGNAL INC.
              US$900,000,000 364-DAY REVOLVING CREDIT FACILITY
             US$7,000,000,000 364-DAY REVOLVING CREDIT FACILITY
            US$2,250,000,000 FIVE YEAR REVOLVING CREDIT FACILITY
                             COMMITMENT LETTER
                             -----------------

Ladies and Gentlemen:

          You have advised us of your proposed acquisition of a controlling interest in AMP Inc., a Pennsylvania corporation (the "TARGET"). As we understand the transaction, you have offered to acquire up to 20,000,000 shares of the Target's outstanding common stock, without par value (the "TARGET STOCK"), on or after October 2, 1998 for $44.50 net per common share for up to an aggregate of $890,000,000 in cash. This acquisition of the Target's common shares will initially be funded through the issuance of your commercial paper. Thereafter, you will promptly offer to purchase through a tender offer (the "TENDER OFFER"), subject to removal of the Target's poison pill, the inapplicability of anti-takeover statutes and other customary conditions, all shares of Target Stock. The Tender Offer, the acquisition of the Target and the certain financings contemplated by the foregoing are collectively referred to as the "TRANSACTION".

          You have requested that Salomon Smith Barney Inc., formerly Citicorp Securities, Inc. ("CITICORP SECURITIES"), Banque Nationale de Paris ("BNP"), Barclays Capital, the investment banking division of Barclays Bank PLC ("BARCLAYS CAPITAL"), Deutsche Bank Securities Inc. ("DBSI"), J.P. Morgan Securities Inc. ("MORGAN") and NationsBanc Montgomery Securities LLC ("NMS") arrange $9,250,000,000 of Senior Facilities (as hereinafter defined) described in this letter and in the attached summaries of terms and conditions (the "ANNEXES" and, together with this letter, the "COMMITMENT LETTER"). Based on our discussions concerning the Transaction,
(a) Citicorp Securities is pleased to agree to act as book runner in connection with the Senior Facilities, (b) Citibank, N.A. ("CITIBANK") is pleased to provide you with financing commitments for a portion of, and to agree to act as administrative agent (the "ADMINISTRATIVE AGENT") in connection with, the Senior Facilities, (c) each of the other Initial Lenders (as hereinafter defined) is pleased to provide you with financing commitments for a portion of the Senior Facilities and (d) each of Citicorp Securities, BNP, Barclays, DBSI, Morgan and NMS, as arrangers, is pleased to provide you with its undertaking to arrange and syndicate the Senior Facilities to the Lenders (as defined under the section "LENDERS" in the Annexes). Citicorp Securities, BNP, Barclays Capital, DBSI, Morgan and NMS are, collectively, the "ARRANGERS".

          You have asked each of Citibank, Bank of America NT&SA ("BOFA"), BNP, Barclays Bank PLC ("BARCLAYS"), Deutsche Bank AG, New York Branch and/or Cayman Islands Branch ("DEUTSCHE BANK") and Morgan Guaranty Trust Company of New York ("MORGAN GUARANTY") (collectively, the "INITIAL LENDERS") to provide you with their several commitments for a portion of the senior debt facilities aggregating $9,250,000,000 (the "SENIOR FACILITIES") required to consummate the Transaction, consisting of (a) a 364-day multicurrency commercial paper backstop facility (the "BACKSTOP FACILITY") in the amount of $900,000,000, (b) a 364-day multicurrency revolving credit facility (the "364-DAY FACILITY") in the amount of $7,000,000,000 (which will replace the Backstop Facility) and (c) a five year multicurrency revolving credit facility (the "FIVE-YEAR FACILITY") in the amount of $2,250,000,000. Each of the Backstop Facility, 364-Day Facility and the Five-Year Facility will also provide a competitive bid option to you. The proceeds of the Senior Facilities are intended to be used primarily in connection with the Transaction, and after the acquisition of the Target is completed in connection with general corporate purposes.

          Subject to the satisfaction of the conditions contained in this Commitment Letter and your acceptance hereof, Citibank commits to lend $200,000,000 of the Backstop Facility and $1,000,000,000 of the 364-Day and Five-Year Facilities, and BofA, BNP, Barclays, Deutsche Bank and Morgan Guaranty each commits to lend $140,000,000 of the Backstop Facility and $750,000,000 of the 364-Day and Five Year Facilities, on the terms and conditions referred to in this Commitment Letter. The Arrangers agree to use their best efforts, but without any obligation to underwrite a syndication, to arrange a syndicate of lenders for the balance of the financing for the Transaction (it being understood that none of the Arrangers or the Initial Lenders, individually or in the aggregate, have agreed to underwrite the Senior Facilities). The commitment of each Initial Lender will be allocated pro rata to the 364-Day and Five Year Facilities.

          Please note, however, that the terms and conditions of this commitment and undertaking are not limited to those set forth in this Commitment Letter. Those matters that are not covered or made clear herein or in the attached Annexes are subject to mutual agreement of the parties. The terms and conditions of this commitment and undertaking may be modified only in writing. In addition, this commitment and undertaking is subject to
(a) the preparation, execution and delivery of mutually acceptable loan documentation, including credit agreements incorporating substantially the terms and conditions outlined herein and in the Annexes, (b) the absence of
(i) a material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of you and your subsidiaries, taken as a whole, since December 31, 1997 and (ii) any material adverse change in loan syndication or financial or capital market conditions generally from those currently in effect, (c) the accuracy and completeness of all representations that you make to us and all information that you furnish to us in connection with this commitment and undertaking and your compliance with the terms of this Commitment Letter, (d) with respect to the commitment and undertaking for the 364-Day and Five Year Facilities, syndication of such Facilities shall have commenced by November 15, 1998 (meaning that the Information Memorandum (as defined below) shall have been prepared and the bank information meeting shall have been scheduled to take place no later than one week after such date), (e) receipt of commitments from other Lenders on the terms and conditions referred to in the attached Annexes for the balance of the financing of the Transaction and (f) the acquisition of the Target Stock on a basis or pursuant to terms not materially different from those previously agreed to by the Arrangers (it being understood that an increase of the price per share of Target Stock of 10% or less shall be deemed not to be material). Each Initial Lender's commitment and each Arranger's undertaking with respect to the 364-Day Facility and the Five-Year Facility set forth in this Commitment Letter will terminate on January 25, 1999, unless the loan documentation relating thereto is executed on or before such date.

          The Initial Lenders' commitments and the Arrangers' undertaking with respect to the (a) 364-Day Facility and the Five-Year Facility or (b) the Backstop Facility set forth in this Commitment Letter may also be terminated upon written notice by you at any time at your option upon payment of all Agreed Fees (as hereinafter defined) then payable and all fees, expenses and other amounts then payable under this Commitment Letter.

          The Arrangers intend to syndicate the 364-Day Facility and the Five-Year Facility promptly and, if the commitments for the 364-Day Facility and the Five-Year Facility have been terminated, the Backstop Facility, to additional Lenders and, to the extent that commitments are received from other Lenders, the initial commitments of each Initial Lender shall be reduced. The Arrangers will manage all aspects of the syndication in consultation with you, including the timing of all offers to potential Lenders and the acceptance of commitments, the amounts offered and the compensation provided. By acceptance of this Commitment Letter, you agree to take all actions that the Arrangers may reasonably request to assist them in forming a syndicate acceptable to the Arrangers. Your assistance in forming such a syndicate shall include but not be limited to: (a) making your senior management and representatives available to participate in information meetings with potential Lenders at such times and places as the Arrangers may reasonably request; (b) using your best efforts to ensure that the syndication efforts of the Arrangers benefit from your lending relationships; (c) providing the Arrangers with all information reasonably deemed necessary by them to complete a successful syndication and (d) assisting in the preparation of an information memorandum for use in connection with the syndication of the Senior Facilities (the "INFORMATION MEMORANDUM"), the contents of which you shall be solely responsible for. You agree to advise the Arrangers immediately of the occurrence of any event or other development that results in the Information Memorandum failing to comply with the representation and warranties set forth in the first paragraph on page five of this Commitment Letter.

          To ensure an orderly and effective syndication of the Senior Facilities, you agree that until the termination of the syndication (as determined by the Arrangers and evidenced by written notification received by you from Citicorp Securities), you will not, and will not permit any of your affiliates to, syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance of, or engage in discussions concerning the syndication or issuance of, any debt facility or debt security (including any renewals thereof), without the prior written consent of the Arrangers; provided, however, that the foregoing shall not limit your ability to amend your $750,000,000 existing credit agreement, or to issue commercial paper, extendable notes or similar financial products, other short-term debt instruments not syndicated in the bank loan market, public debt securities or securitizations.

          You agree that Citibank will act as the sole administrative agent for the Senior Facilities and that the Arrangers will act as sole arrangers for the Senior Facilities and that no additional agents, co-agents or arrangers will be appointed, or other titles conferred, without the prior consent of each of the Arrangers. You agree that no Lender will receive any compensation of any kind for its participation in the Senior Facilities, except as expressly provided for in the Fee Letters (as hereinafter defined) or in the Annexes.

          In addition to the fees described in the Annexes, you hereby confirm your agreement to pay the nonrefundable fees set forth in the fee letters dated the date hereof (the "FEE LETTERS") with the Initial Lenders and the Arrangers (the "AGREED FEES").

          You agree to indemnify and hold harmless each Initial Lender, each Arranger, each Lender and each of their affiliates and their officers, directors, employees, agents, advisors and other representatives (each an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (a) the Transaction or any similar transaction and any of the other transactions contemplated thereby, (b) any acquisition or proposed acquisition or similar business combination or proposed business combination (including, without limitation, the transactions contemplated hereby) by you or any of your subsidiaries or affiliates of all or any portion of the capital stock or substantially all of the assets of the Target or any of its subsidiaries or (c) the Senior Facilities and any other financings, or any use made or proposed to be made with the proceeds thereof, except to the extent such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by you, your shareholders or creditors or an Indemnified Party or an Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated. You also agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to you or your subsidiaries or affiliates or to your or their respective security holders or creditors arising out of, related to or in connection with the Transaction, except for direct, as opposed to consequential, damages determined in a final nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

          In further consideration of the commitment of each Initial Lender and the undertakings of each Arranger, respectively, hereunder, and recognizing that in connection herewith each of them is incurring substantial costs and expenses, including, without limitation, fees and expenses of counsel and due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees, you agree to pay, from time to time on request, such costs and expenses directly related to the Senior Facilities (whether incurred before or after the date hereof), regardless of whether the Transaction (or any part thereof) is consummated or any loan documentation is entered into. You also agree to pay all costs and expenses of each Initial Lender and each Arranger (including, without limitation, fees and expenses of counsel) incurred in connection with the enforcement of this Commitment Letter.

          You should be aware that any Initial Lender, any Arranger or one or more of their affiliates may be providing financing or other services to parties whose interests may conflict with yours. However, be assured that, consistent with each Initial Lender's and each Arranger's longstanding policies to hold in confidence the affairs of their customers, none of the Initial Lenders, the Arrangers or any of their affiliates will furnish confidential information obtained from you to any of their other customers. By the same token, the Initial Lenders, the Arrangers and their affiliates will not make available to you confidential information that they have obtained or may obtain from any other customer.

          You agree that this Commitment Letter is for your confidential use only and neither its existence nor the terms hereof will be disclosed by you to any person or entity other than your officers, directors, accountants, attorneys and other advisors, and then only on a "need to know" basis in connection with the Transaction and on a confidential basis, except that, following your return of an executed counterpart hereof to each Arranger, you may (a) make public disclosure of the existence and amount of the Initial Lenders' commitments and the Arrangers' undertakings hereunder, (b) file a copy of this Commitment Letter in any public record in which it is required by law to be filed, (c) provide a copy of this Commitment Letter on a confidential basis to the Target and its accountants, attorneys and other advisors and (d) make such other public disclosures of the terms and conditions hereof as you are required by law, in the opinion of your counsel, to make. You agree that you will permit each Arranger and each Initial Lender to review and approve any reference to it or to any of its affiliates or any other agent or arranger under the Senior Facilities contained in any press release or similar public disclosure prior to public release. Each Initial Lender and Arranger agrees that you will be permitted to review and approve any reference to you and your affiliates relating to the Senior Facilities contained in any press release, advertisement or similar public disclosure prior to public release.

          You represent and warrant that (a) all information that has been or will hereafter be made available by or on behalf of you or by any of your representatives in connection with the Transaction and the other transactions contemplated hereby to any Initial Lender, any Arranger or any of their affiliates or representatives or to any Lender or any potential Lender is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were or are made and (b) all financial projections, if any, that have been or will be prepared by you or on your behalf or by any of your representatives and made available to any Initial Lender, any Arranger or any of their affiliates or representatives or to any Lender or any potential Lender in connection with the Transaction and the other transactions contemplated hereby have been or will be prepared in good faith based upon reasonable assumptions (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond your control, and that no assurance can be given that any particular projections will be realized). You agree to supplement the information and projections from time to time so that the representations and warranties contained in this paragraph remain complete and correct.

          In issuing this commitment and undertaking, each Initial Lender and each Arranger is relying on the accuracy of the information furnished to it by you or on your behalf. The obligations of each Initial Lender and each Arranger under this Commitment Letter and of any Lender that issues a commitment for the Senior Facilities are made solely for your benefit and may not be relied upon or enforced by any other person or entity.

          This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York. Delivery of an executed counterpart of this Commitment Letter by telecopier shall be effective as delivery of a manually executed counterpart of this Commitment Letter. Each of you, each Initial Lender and each Arranger hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Commitment Letter, the transactions contemplated hereby or the actions of any Initial Lender or any Arranger in the negotiation, performance or enforcement hereof.

          Please evidence your acceptance of the provisions of this Commitment Letter (including, without limitation, the attached Annexes) and the other matters referred to above by signing the enclosed copy of this Commitment Letter and returning it to Steven Victorin, Managing Director, Citicorp Securities, Inc., 399 Park Avenue, New York, New York 10043 at or before 5:00 P.M. (New York City time) on October 7, 1998, the time at which each Initial Lender's commitment and each Arranger's undertaking set forth above (if not so accepted prior thereto) will expire.

                                    Very truly yours,

                                    CITIBANK, N.A.


                                    By
                                      Name:
                                      Title:


                                    CITICORP SECURITIES, INC.


                                    By
                                      Name:
                                      Title:


                                    BANK OF AMERICA NT&SA


                                    By
                                      Name:
                                      Title:


                                    NATIONSBANC MONTGOMERY SECURITIES LLC


                                    By
                                      Name:
                                      Title:


                                    BANQUE NATIONALE DE PARIS


                                    By
                                      Name:
                                      Title:

                                    By
                                      Name:
                                      Title:

                                    BARCLAYS BANK PLC


                                    By
                                      -------------------------------------
                                      Name:
                                      Title:


                                    DEUTSCHE BANK AG, NEW YORK BRANCH AND/OR
                                    CAYMAN ISLANDS BRANCH


                                    By
                                      Name:
                                      Title:

                                    By
                                      Name:
                                      Title:


                                    DEUTSCHE BANK SECURITIES INC.


                                    By
                                      Name:
                                      Title:

                                    By
                                      Name:
                                      Title:


                                    MORGAN GUARANTY TRUST COMPANY OF NEW YORK


                                    By
                                      Name:
                                      Title:


                                    J.P. MORGAN SECURITIES INC.


                                    By
                                      Name:
                                      Title:


ACCEPTED this 9th day
of October, 1998

ALLIEDSIGNAL INC.


By
  -----------------------------------
  Name:  Richard F. Wallman
  Title: Senior Vice President
         and Chief Financial Officer

                             ALLIEDSIGNAL INC.

                      SUMMARY OF TERMS AND CONDITIONS
      $7,000,000,000 364-DAY MULTI CURRENCY REVOLVING CREDIT FACILITY
                       WITH ONE YEAR TERM-OUT OPTION


BORROWERS:              AlliedSignal Inc. (the "Company") and any Designated
                        Subsidiaries (together with the Company, the "Borrowers"), fully and unconditionally guaranteed by the Company.

FACILITY AMOUNT:        $7,000,000,000.

TYPE OF FACILITY:       364-day unsecured revolving credit facility (the
                        "364-Day Facility"). Provided there is no default or Event of Default, the Company will have the option, on the Commitment Termination Date, to convert up to $4,000,000,000 of outstanding Advances into a term loan maturing no later than the first anniversary of the Commitment Termination Date (the "Term Loan
                        Conversion Option").

PURPOSE: Finance the acquisition of AMP Inc. (the "Target") and general corporate purposes, including commercial paper backstop.

ADMINISTRATIVE
AGENT:                  Citibank, N.A. ("Citibank", or the "Agent").

BOOKRUNNER:             Salomon Smith Barney Inc., formerly Citicorp
                        Securities, Inc.

ARRANGERS:              Salomon Smith Barney Inc., formerly Citicorp
                        Securities, Inc., Banque Nationale de Paris
                        ("BNP"), Barclays Capital, the investment banking division of Barclays Bank PLC, Deutsche Bank
                        Securities Inc., J.P. Morgan Securities Inc. and
                        NationsBanc Montgomery Securities LLC.

LENDERS: Citibank, Bank of America NT&SA ("BofA"), BNP, Barclays Bank PLC ("Barclays"), Deutsche Bank AG, New York Branch and/or Cayman Islands Branch
                        ("Deutsche"), Morgan Guaranty Trust Company of New York ("Morgan") and other financial institutions acceptable to the Arrangers and the Company.

CLOSING DATE:           Such date as may be agreed upon by the Company, the
                        Arrangers and the Agent.

COMMITMENT
TERMINATION DATE:       364 Days from the Closing Date, subject to the
                        Renewal of Commitments section.

FINAL
MATURITY DATE:          The Commitment Termination Date, provided that, if
                        the Company elects the Term Loan Conversion Option, the Final Maturity Date will be the first anniversary of the Commitment Termination Date.

ADVANCES:               At the applicable Borrower's option, either
                        Eurocurrency Rate Advances, Base Rate Advances or
                        Competitive Bid Advances. Each Lender will be severally obligated to make its pro rata share of any Eurocurrency Rate Advance or Base Rate Advance.
                        Eurocurrency Rate Advances, at the applicable
                        Borrower's option, may be made in U.S. Dollars, Pounds Sterling, Deutsche Marks, French Francs,
                        Euros/Ecu  and Japanese Yen (the "Major Currencies").

RENEWAL OF
COMMITMENTS:            At least 45 but no earlier than 60 days prior to each
                        anniversary date of the 364-Day Facility and provided all representations and warranties are true and correct in all material respects and no Event of Default has occurred and is continuing, the Company may request that the Lenders extend for an additional
                        364 days the then applicable Commitment Termination
                        Date. The Company may replace any non-consenting
                        Lender by assignment to any consenting Lender or new
                        Lender, or by termination of a non-consenting
                        Lender's commitment.

COMMITMENT
REDUCTION:              The Company will have the right, upon at least three
                        business days' notice, to terminate or cancel, in whole or in part, the unused portion of the 364-Day
                        Facility Amount in excess of the aggregate outstanding Competitive Bid Advances, provided that each partial reduction shall be in a minimum amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof. Once terminated, a commitment may not be reinstated.

FACILITY FEE:           At all times unless the Term Loan Conversion Option
                        has been selected and is in effect, an amount which will vary as per attached Pricing Grid, based on the Company's long-term senior unsecured non-credit enhanced debt ratings, payable on each Lender's commitment, irrespective of usage, quarterly in arrears on the last day of each March, June, September and December, and on the Commitment
                        Termination Date. The Facility Fee shall be calculated on the basis of actual number of days elapsed in a year of 365/366 days. No Facility Fee will be payable after the Term Loan Conversion Option has been selected and is in effect.

INTEREST RATES AND
INTEREST PERIODS:       At the applicable Borrower's option, any Advance that
                        is made to it will be available at the rates and for the Interest Periods stated below:

                        a) Base Rate: a fluctuating rate equal to the Base Rate plus the Applicable Margin.

                              The Base Rate is a fluctuating rate per annum equal at all times to the highest of (i) Citibank's publicly announced "base" rate, (ii) 1/2 of 1% percent per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major U.S. money market banks, adjusted to the nearest 1/16 of 1%, and (iii) a rate equal to 1/2 of 1% per annum above the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers.

                        b) Eurocurrency Rate: a periodic fixed rate equal to the Eurocurrency Rate plus the Applicable Margin.

                              The Eurocurrency Rate, which is a rate per annum equal to the London Interbank Offered Rate as determined by reference to Dow Jones Markets screen 3750 (or other applicable pages with respect to a Major Currency), or if not applicable the average rate per annum (rounded upward to the nearest 1/16 of 1%) at which deposits in the applicable Major Currency are offered by the Reference Banks to prime banks in the London interbank market at 11:00 A.M. (London time) two business days before the first day of the Interest Period and in amounts approximately equal to the Reference Banks' pro rata share of the contemplated Advance for a given Interest Period and with a maturity equal to such Interest Period, adjusted for reserve requirements and, in the case of particular Major Currencies, as appropriate for such currencies. The Eurocurrency Rate shall be fixed for Interest Periods of 1, 2, 3, 6 or 9 months if available to all Lenders.

APPLICABLE MARGIN:      The Applicable Margin means:

                        (i) for Base Rate Advances, 0.00 basis points per annum;

                        (ii) for Eurocurrency Rate Advances, (i) at all times unless the Term Loan Conversion Option has been selected and is in effect an amount which will vary as per the attached Pricing Grid, based on the Company's long-term senior unsecured non-credit enhanced debt ratings and,
                              (ii) if the Term Loan Conversion Option has been selected and is in effect, an amount which will vary as per the attached Term-Out Option Pricing Grid.

                        Upon the occurrence and during the continuance of any monetary Event of Default, the Applicable Margin will increase by 100 basis points per annum, and if such Advance is a Eurocurrency Rate Advance, it will convert to a Base Rate Advance at the end of the Interest Period then in effect for such Eurocurrency Rate Advance.

REFERENCE BANKS:        Citibank, BofA, BNP, Barclays, Deutsche and Morgan.


INTEREST PAYMENTS:      At the end of each Interest Period for each Advance,
                        but no less frequently than quarterly. Interest will be computed on a 365/366-day basis for Base Rate
                        Advances and a 360-day basis for Eurocurrency Rate
                        Advances.

UTILIZATION FEE:        As per the attached Pricing Grid, based on the
                        Company's long-term senior unsecured
                        non-credit-enhanced debt ratings.  The Utilization
                        Fee will be added to the Applicable Margin for any date where outstanding Advances exceed 33 1/3% and 66 2/3% of commitments. The Utilization Fee will be calculated on a 360-day basis and will be payable on the same basis as interest.

BORROWINGS:             Borrowings shall be in minimum principal amounts of
                        $10,000,000 and integral multiples of $1,000,000 in excess thereof. All Advances (other than Competitive
                        Bid Advances) shall be made by the Lenders ratably in proportion to their respective Commitments. Other than Competitive Bid Advances, borrowings will be available on same day notice for Base Rate Advances and 3 business days notice for Eurocurrency Rate
                        Advances.

AVAILABILITY:           From the Closing Date and prior to the Commitment
                        Termination Date, the Borrowers may, subject to the terms of the 364-Day Facility, borrow, repay and reborrow.

COMPETITIVE BID
OPTION: The Borrowers may request the Agent to solicit competitive bids from the Lenders (individually a "Bidder" and collectively the "Bidders") for Advances in U.S. Dollars or Foreign Currencies (meaning any currency other than U.S. Dollars which is freely transferable and convertible into U.S. Dollars), for requested maturities of 5 days or more. Each Bidder will bid at its discretion. Each Borrower's notice requesting such bids will be given to the Agent at least 1 business day prior to the proposed Advance date for fixed rate U.S. Dollar based bids, at least 4 business days prior to the proposed Advance date for Eurocurrency Rate U.S. Dollar based bids, at least 3 business days prior to the proposed Advance date for fixed or local rate based bids in Foreign Currencies and at least 5 business days prior to the proposed Advance date for Eurocurrency Rate based bids in Foreign Currencies, and will specify the proposed date of Advance, amount, currency and maturity date of the proposed Advance, interest payment schedule, the interest rate basis to be used by the Bidders in bidding, the location of such Borrower's account to which funds are to be advanced, and such other terms as such Borrower may specify. The Agent will advise the Bidders of the terms of the applicable Borrower's notice, and such Bidders as elect may submit bids, which the Agent shall provide to such Borrower.

                        The Borrower giving the notice may accept one or more bids, provided that the aggregate outstanding Advances of all Lenders on the date of, and after giving effect to, any Competitive Bid Advance shall not exceed the aggregate Commitments at such time. Bids will be accepted in order of the lowest to the highest rates ("Bid Rates"). The Borrowers may not accept bids in excess of the requested bid amount for any maturity. If two or more Bidders bid at the same Bid Rate, the amount to be borrowed at such Bid Rate will be allocated among such Bidders in proportion to the amount which each Bidder bid at such Bid Rate.

                        Each Borrowing under the Competitive Bid Option shall be in an amount of not less than $10,000,000 and integral multiples of $1,000,000 in excess thereof. While any such Borrowing is outstanding, it will be deemed usage of the 364-Day Facility for the purposes of availability and the Commitment of each Lender (whether or not a Bidder) shall be reduced and deemed used for all purposes by its pro rata share (based on its respective Commitment) of an amount equal to the outstanding amount of such Borrowing. However, each Lender's Advance made under the Competitive Bid Option shall not reduce such Lender's obligation to lend its pro rata share of the remaining undrawn Commitment.

COMPETITIVE BID
ADMINISTRATIVE FEE:     As agreed between Citibank and the Company.

ANNUAL AGENCY FEE:      As agreed between Citibank and the Company.

REPAYMENT:              The Borrowers will repay (i) each Advance (other than
                        a Competitive Bid Advance) no later than on the Commitment Termination Date , subject to the Term
                        Loan Conversion Option and (ii) each Competitive Bid
                        Advance at the maturity date specified in the applicable Borrower's notice requesting such
                        Competitive Bid Advance.

OPTIONAL
PREPAYMENT:             Advances (other than Competitive Bid Advances) may be
                        prepaid without penalty, with notice not later than 11:00 A.M. for Base Rate Advances, and with two business days notice for Eurocurrency Rate Advances, in minimum amounts of $10,000,000 and increments of $1,000,000 in excess thereof. The Borrowers will bear all costs related to the prepayment of a Eurocurrency Rate Advance prior to the last day of its Interest Period. Competitive Bid Advances may not be prepaid unless the invitation for Competitive
                        Bid Advances specifies the right to prepay, and in such case the Borrowers will reimburse the Lender(s) for any funding losses.

LOAN
DOCUMENTATION:          The commitments will be subject to preparation,
                        execution and delivery of mutually acceptable loan documentation which will contain conditions precedent, representations and warranties, covenants, events of default and other provisions customary for facilities of this nature, including, but not limited to, those noted below. Except as otherwise specifically stated in this term sheet, terms and conditions set forth in documentation for the 364-Day
                        Facility shall be substantially the same as such terms and conditions set forth in the Company's existing $750 million five-year credit facility.

DOLLAR EQUIVALENT
VALUE LIMITATION
FOR ALL ADVANCES:       If at any time the dollar equivalent value of all
                        Advances exceeds 103% of the Facility Amount, the Borrowers shall promptly make a mandatory prepayment to reduce the dollar equivalent value of all Advances to 100% of the Facility Amount.

DOLLAR EQUIVALENT
VALUE LIMITATION FOR
ADVANCES IN MAJOR
CURRENCIES:             If at any time the dollar equivalent value of all
                        Advances in Major and Alternate Currencies exceeds
                        110% of $200,000,000 (the "Major Currency Sublimit"), the Borrowers shall make a mandatory prepayment at the end of the respective Interest Periods for such Advances to reduce the dollar equivalent value of all Advances in Major Currencies to 100% of the Major
                        Currency Sublimit.

CONDITIONS
PRECEDENT TO
CLOSING: Customary for facilities of this nature, including, but not limited to:

                        (1)   The Notes, if requested.

                        (2)   Board resolutions.

                        (3)   Incumbency certificate.

                        (4) Favorable legal opinion from counsel for the Company.

                        (5) Favorable legal opinion from counsel for the Agent.

                        (6)   Accuracy of representations and warranties.

                        (7)   Amendment of the Borrowers' existing
                              $750,000,000 credit facility to have terms substantially similar to the $2,250,000,000 Five-Year Credit Facility among the Borrowers, the Lenders and the Agent.

                        (8)   Termination of commitments and repayment in
                              full of amounts owing under the $900,000,000
                              364-Day Backstop Credit Agreement among the
                              Borrowers, the Lenders and the Agent.
CONDITION PRECEDENT
TO INITIAL ADVANCE:     The Lenders shall be satisfied that any applicable
                        state takeover law and any supermajority charter provisions are not applicable to the acquisition of the Target or that any conditions for avoiding the restrictions set forth therein have been satisfied.

CONDITIONS
PRECEDENT TO ALL
ADVANCES:               Customary for facilities of this nature, including,
                        but not limited to:

                        (1) All representations and warranties are true and correct in all material respects on and as of the date of the Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; provided that the representation as to no material adverse change shall be made only at Closing and Renewal of Commitments.

                        (2) No Event of Default or event which, with the giving of notice or passage of time or both, would be an Event of Default, has occurred and is continuing, or would result from such Borrowing.

CONDITIONS PRECEDENT TO
INITIAL ADVANCE TO EACH
BORROWER THAT IS A
DESIGNATED SUBSIDIARY:  Customary for facilities of this nature, including, but not limited to:

                        (1)   Such Borrower's Note if requested;

                        (2) Representations by the Company that such Borrower has received all governmental authorizations, consents, approvals and licenses under applicable laws and regulations for such Borrower to execute and deliver the Credit Agreement and to perform its obligations thereunder;

                        (3)   Board resolutions of such Borrower;

                        (4)   Incumbency Certificate of such Borrower;

                        (5)   Designation Letter;

                        (6) Accuracy of representations and warranties of such Borrower;

                        (7) Favorable legal opinion from counsel for such Borrower.

ADDITIONAL CONDITION
PRECEDENT TO
COMPETITIVE
BID ADVANCES:           The information provided by the applicable Borrower
                        does not contain an untrue statement or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

REPRESENTATIONS
AND WARRANTIES:         Customary for facilities of this nature, including,
                        but not limited to:

                        (1)   Confirmation of corporate status and authority;

                        (2) Execution, delivery, and performance of loan documents do not violate law or existing agreements;

                        (3)   No government or regulatory approvals required;

                        (4) No litigation currently or threatened which is likely to be determined adversely so as to affect materially the ability of the Company to pay its debts, including the Advances, or which would affect the legality, validity and enforceability of the loan documents;

                        (5) No material adverse change in financial condition or results of operations or prospects since December 31, 1997 for the Company and its Consolidated Subsidiaries taken as a whole;

                        (6)   Accuracy of information, financial statements;

                        (7) Material compliance with laws and regulations, including ERISA and all applicable environmental laws and regulations;

                        (8)   Legality, validity, binding effect and
                              enforceability of the loan documents;

                        (9) Not an investment company or public utility holding company.

FINANCIAL
COVENANTS:              (1)   Minimum Net Worth greater than or equal to
                              $3,300,000,000;

                        (2)   Limitation on Domestic Subsidiary Indebtedness.

COVENANTS:              Customary for facilities of this nature, including,
                        but not limited to:

                        (1)   Preservation of corporate existence;

                        (2) Material compliance with laws (including ERISA and applicable environmental laws);

                        (3)   Payment of taxes;

                        (4)   Payment of material obligations;

                        (5)   Visitation rights;

                        (6)   Maintenance of books and records;

                        (7)   Maintenance of properties;

                        (8)   Maintenance of insurance;

                        (9) Negative pledge and limitations on liens and secured debt with certain exceptions essentially in conformity to Section 1005 of the 1985 Indenture (which will not be incorporated by reference, but will be directly inserted);

                        (10) Certain restrictions on change of business, consolidations, mergers, sale of assets;

                        (11) Certain reporting requirements, including financial and ERISA;

                        (12)  Use of proceeds;

                        (13)  Change of control.

EVENTS OF DEFAULT:      Customary for facilities of this nature, including,
                        but not limited to:

                        (1)   Failure to pay principal when due and
                              interest, Facility Fee and Utilization Fee within three business days of when due;

                        (2) Representations or warranties materially incorrect;

                        (3) Failure to comply with covenants (with notice and cure periods as applicable);

                        (4) Cross-default to payment defaults on principal aggregating $100,000,000, excluding defaults on indebtedness to any institution to the extent the Company or a Subsidiary has deposits with such institution sufficient to repay such indebtedness, or to default or event if the effect is to accelerate or permit acceleration of any such debt. This cross default provision shall not apply to debt of any subsidiary or affiliate of the Company located in China, India, Commonwealth of Independent States or Turkey provided that such debt is not guaranteed or supported in any legally enforceable manner by any Borrower or by any subsidiary or affiliate of the Company located outside of these countries, and such default is due to the direct or indirect action of any government entity or agency of these countries and provided further each subsidiary to which this exception applies shall not have assets of more than $80 million individually nor collectively $300 million measured as of the most recent calendar quarter end;

                        (5) Unsatisfied judgment or order in excess of $100,000,000 individually or in the aggregate. A carve-out will be provided similar to that contained in the second sentence of item (4) immediately above;

                        (6)   Bankruptcy/insolvency;

                        (7) ERISA Event and aggregate Plan Insufficiencies exceed $100,000,000, or Plan reorganization or termination resulting in an increase in annual contributions exceeding $100,000,000.

ECONOMIC MONETARY
UNION: Appropriate language will be incorporated into the 364-Day Facility to address certain issues that will be raised by the introduction of the Euro on January 1, 1999 and the removal from circulation of the various national currency denominations on and after January 1, 2002.

OTHER:                  Loan documentation will include:

                        (1) Indemnification of Agent and Lenders and their respective affiliates, officers, directors, employees, agents and advisors for any liabilities and expenses arising out of the 364-Day Facility or the use of proceeds.

                        (2)   Normal agency language.

                        (3) Majority Lenders defined as those holding 51% of outstanding Advances (excluding Competitive Bid Advances) or, if none, Commitments. The consent of all the Lenders will be required to increase the size of the 364-Day Facility, to extend the maturity or to decrease interest rates or fees.

                        (4)   The Company will have the right to replace any
                              Lender through assignment or the addition of a new Lender provided that no Event of Default has occurred and is continuing and no more than 3 Lenders in any calendar year may be replaced.
ASSIGNMENTS AND
PARTICIPATIONS:         Each Lender will have the right to assign to one or
                        more Eligible Assignees all or a portion of its rights and obligations under the loan documents with the consent of the Company (not to be unreasonably withheld). Minimum aggregate assignment level of $10,000,000 and increments of $1,000,000 in excess thereof. The parties to the assignment (other than the Company) shall pay to the Agent an administrative fee of $3,500 per assignment.

                        Each Lender will also have the right, without the consent of the Company or the Agent, to assign (i) as security, all or part of its rights under the loan documents to any Federal Reserve Bank and (ii) with notice to the Company and the Agent, all or part of its rights or obligations under the loan documents to any of its affiliates.

                        Each Lender will have the right to sell
                        participations in its rights and obligations under the loan documents, subject to customary restrictions on the participants' voting rights. Each Lender selling a participation shall notify the Company within 30 days of such sale.

YIELD PROTECTION,
TAXES, AND
OTHER DEDUCTIONS:       (1)   The loan documents will contain yield
                              protection provisions, customary for facilities of this nature, protecting the Lenders in the event of unavailability of funding, funding losses, reserve and capital adequacy requirements.

                        (2) All payments to be free and clear of any present or future taxes, withholdings or other deductions whatsoever (other than income taxes in the jurisdiction of the Lender's applicable lending office).

                        The Company will have the right to replace any Lender which requests reimbursements for amounts owing under
                        (1) and (2) above provided that (i) no Event of Default, or event which with the giving of notice or lapse of time or both would be an Event of Default, has occurred and is continuing, (ii) the Company has satisfied all of its obligations under the Facility relating to such Lender, and (iii) any replacement is acceptable to the Agent and the Company will have paid the Agent a $3,500 administrative fee if such replacement Lender is not an existing Lender.

GOVERNING LAW:          State of New York.

COUNSEL TO
THE AGENT:              Shearman & Sterling

EXPENSES:               The Company shall reimburse each Arranger, the
                        Co-Arranger and Citibank for all agreed out-of-pocket expenses incurred by them in the negotiation, syndication and execution of the Facility. Such expenses shall be reimbursed by the Company upon presentation of a statement of account, regardless of whether the transaction contemplated is actually completed or the loan documents are signed.

                             ALLIEDSIGNAL INC.

              $7,000,000,000 364-DAY REVOLVING CREDIT FACILITY
                                PRICING GRID




===============================================================================================
                LEVEL 1       LEVEL 2       LEVEL 3      LEVEL 4       LEVEL 5      LEVEL 6
-----------------------------------------------------------------------------------------------

BASIS FOR     LT Senior    LT Senior     LT Senior     LT Senior    LT Senior     LT Senior
PRICING       Unsecured    Unsecured     Unsecured     Unsecured    Unsecured     Unsecured
              Debt Rated   Debt Rated    Debt Rated    Debt Rated   Debt Rated    Debt Rated
              At Least A   Less Than     Less Than     Less Than    Less Than     Less Than
              By Standard  Level 1 But   Level 2 But   Level 3 But  Level 4 But   Level 5.
              & Poor's Or  At Least A-   At Least      At Least     At Least
              A2 By        By Standard   BBB+ By       BBB By       BBB-By
              Moody's.     & Poor's Or   Standard &    Standard &   Standard &
                           A3 By         Poor's Or     Poor's Or    Poor's Or
                           Moody's.      BAA1 By       BAA2 By      BAA3 By
                                         Moody's.      Moody's.     Moody's.

-----------------------------------------------------------------------------------------------

FACILITY FEE    5.5 bps       7.0 bps       8.5 bps      9.5 bps      12.0 bps      20.0 bps
(FN1)


-----------------------------------------------------------------------------------------------

APPLICABLE      17.0 bps     20.5 bps      26.5 bps      30.5 bps     40.5 bps      50.0 bps
MARGIN


-----------------------------------------------------------------------------------------------

DRAWN COST    LIBOR+22.5   LIBOR+27.5    LIBOR+35.0    LIBOR+40.0   LIBOR+52.5    LIBOR+70.0
(FN2)         bps          bps           bps           bps          bps           bps


-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------

UTILIZATION
FEE (USAGE      0.0 bps       2.5 bps       2.5 bps      5.0 bps       5.0 bps      5.0 bps
(greater than
or equal to)
33 1/3% AND
(less than)
66 2/3%)

-----------------------------------------------------------------------------------------------

UTILIZATION
FEE             2.5 bps       5.0 bps       5.0 bps      10.0 bps     10.0 bps      17.5 bps
(USAGE
(greater than
or equal to)
66 2/3%)

-----------------------------------------------------------------------------------------------

FULLY DRAWN    LIBOR+25.0   LIBOR+32.5    LIBOR+40.0    LIBOR+50.0   LIBOR+62.5    LIBOR+87.5
COST (FN3)        bps           bps           bps          bps           bps       bps


-----------------------------------------------------------------------------------------------

(1)   Paid quarterly in arrears on each bank's commitment irrespective of usage.
(2)   Facility Fee plus Applicable Margin.
(3)   Drawn Cost plus Utilization Fee.
bps = basis points per annum


                                             ALLIEDSIGNAL INC.

                                  $7,000,000,000 ONE YEAR TERM-OUT OPTION
                                                PRICING GRID

----------------------------------------------------------------------------------=============
                LEVEL 1       LEVEL 2       LEVEL 3      LEVEL 4       LEVEL 5      LEVEL 6

-----------------------------------------------------------------------------------------------
BASIS FOR    LT Senior     LT Senior     LT Senior     LT Senior    LT Senior     LT Senior
PRICING      Unsecured     Unsecured     Unsecured     Unsecured    Unsecured     Unsecured
             Debt Rated    Debt Rated    Debt Rated    Debt Rated   Debt Rated    Debt Rated
             At Least A    Less Than     Less Than     Less Than    Less Than     Less Than
             By Standard   Level 1 But   Level 2 But   Level 3 But  Level 4 But   Level 5.
             & Poor's Or   At Least A-   At Least      At Least     At Least
             A2 By         By Standard   BBB+ By       BBB By       BBB-By
             Moody's.      & Poor's Or   Standard &    Standard &   Standard &
                           A3 By         Poor's Or     Poor's Or    Poor's Or
                           Moody's.      BAA1 By       BAA2 By      BAA3 By
                                         Moody's.      Moody's.     Moody's.

===============================================================================================

APPLICABLE     22.5 bps      27.5 bps      35.0 bps      40.0 bps     52.5 bps      70.0 bps
MARGIN

===============================================================================================

UTILIZATION
FEE (USAGE      0.0 bps       2.5 bps       2.5 bps      5.0 bps       5.0 bps      5.0 bps
(greater
than or
equal to)
33 1/3% AND
(less than)
66 2/3%)

-----------------------------------------------------------------------------------------------

UTILIZATION
FEE             2.5 bps       5.0 bps       5.0 bps      10.0 bps     10.0 bps      17.5 bps
(USAGE
(greater
than or
equal to)
66 2/3%)

-----------------------------------------------------------------------------------------------

FULLY DRAWN   LIBOR+25.0    LIBOR+32.5    LIBOR+40.0    LIBOR+50.0   LIBOR+62.5    LIBOR+87.5
COST (FN1)        bps           bps           bps          bps           bps       bps


===============================================================================================

(1)   Applicable Margin plus Utilization Fee.
bps = basis points per annum

                             ALLIEDSIGNAL INC.

                      SUMMARY OF TERMS AND CONDITIONS
       $2,250,000,000 5-YEAR MULTI CURRENCY REVOLVING CREDIT FACILITY


    BORROWERS:                AlliedSignal Inc. (the "Company") and any
                              Designated Subsidiaries (together with the
                              Company, the "Borrowers"), fully and
                              unconditionally guaranteed by the Company.

    FACILITY AMOUNT:          $2,250,000,000 or such other amount as
                              provided for under the Commitment Increase and Commitment Reduction sections of this Summary of Terms and Conditions, but, in any event, no more than $5,000,000,000.

    TYPE OF FACILITY:         Five year unsecured multi currency revolving
                              credit facility (the "5-Year Facility").

    PURPOSE: Finance the acquisition of AMP Inc. (the "Target") and general corporate purposes, including commercial paper backstop.

    ADMINISTRATIVE
    AGENT:                    Citibank, N.A. ("Citibank", or the "Agent").

    BOOKRUNNER:               Salomon Smith Barney Inc., formerly Citicorp
                              Securities, Inc.

    ARRANGERS:                Salomon Smith Barney Inc., formerly Citicorp
                              Securities, Inc., Banque Nationale
                              de Paris ("BNP"), Barclays Capital, the
                              investment banking division of Barclays Bank
                              PLC, Deutsche Bank Securities Inc., J.P.
                              Morgan Securities, Inc. and NationsBanc
                              Montgomery Securities LLC.

    LENDERS: Citibank, Bank of America NT&SA ("BofA"), BNP, Barclays Bank PLC ("Barclays"), Deutsche Bank AG, New York Branch and/or Cayman Islands Branch ("Deutsche"), Morgan Guaranty Trust Company of New York ("Morgan") and other financial institutions acceptable to the Arrangers and the Company.

    CLOSING DATE:             Such date as may be agreed upon by the
                              Company, the Arrangers and the Agent.

    COMMITMENT
    TERMINATION DATE:         Fifth anniversary of the Closing Date.

    ADVANCES:                 At the applicable Borrower's option, either
                              Eurocurrency Rate Advances, Base Rate
                              Advances or Competitive Bid Advances. Each
                              Lender will be severally obligated to make its pro rata share of any Eurocurrency Rate
                              Advance or Base Rate Advance. Eurocurrency
                              Rate Advances, at the applicable Borrower's option, may be made in U.S. Dollars, Pounds
                              Sterling, Deutsche Marks, French Francs,
                              Euros/Ecu and Japanese Yen (the "Major
                              Currencies").

    COMMITMENT
    INCREASE:                 The Company shall have the right, no more
                              than once a year after Closing, to increase the Facility Amount, in minimum increments of $50,000,000, up to a maximum Facility Amount of $5,000,000,000, provided that no Event of Default, or event which with the giving of notice or lapse of time or both would be an Event of Default, has occurred and is continuing. The Company may offer the increase to (x) its existing Lenders, and each existing Lender will have the right, but no obligation, to commit to all or a portion of the proposed increase (the "Proposed
                              Increased Commitment") or (y) third party financial institutions provided that the minimum commitment of each such institution equals or exceeds $10,000,000.

    COMMITMENT
    REDUCTION:                The Company will have the right, upon at
                              least three business days' notice, to
                              terminate or cancel, in whole or in part, the unused portion of the 5-Year Facility Amount in excess of the aggregate outstanding
                              Competitive Bid Advances, provided that each partial reduction shall be in a minimum amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof. Once terminated, a commitment may not be reinstated except as provided for in the Commitment Increase section.

    FACILITY FEE:             As per attached Pricing Grid, based on the
                              Company's long-term senior unsecured
                              non-credit enhanced debt ratings, payable on each Lender's commitment, irrespective of usage, quarterly in arrears on the last day of each March, June, September and December, and on the Commitment Termination Date. The
                              Facility Fee shall be calculated on the basis of actual number of days elapsed in a year of 365/366 days.

    EXTENSION OF COMMITMENT
    TERMINATION DATE:         At least 45 but no earlier than 60 days prior
                              to each anniversary date of the 5-Year
                              Facility and provided all representations and warranties are true and correct in all material respects and no Event of Default has occurred and is continuing, the Company may request that the Lenders extend for an additional one year the then applicable
                              Commitment Termination Date. The Company may replace any non-consenting Lender by assignment to any consenting Lender or new
                              Lender, or by termination of a non-consenting
                              Lender's commitment.

    INTEREST RATES AND
    INTEREST PERIODS:         At the applicable Borrower's option, any
                              Advance that is made to it will be available at the rates and for the Interest Periods stated below:

                              a)   Base Rate: a fluctuating rate equal to
                                   the Base Rate plus the Applicable
                                   Margin.

                                   The Base Rate is a fluctuating rate per
                                   annum equal at all times to the highest
                                   of (i) Citibank's publicly announced
                                   "base" rate, (ii) 1/2 of 1% percent per
                                   annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major U.S. money market banks, adjusted to the nearest 1/16 of 1%, and (iii) a rate equal to 1/2 of 1% per annum above the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers.

                              b) Eurocurrency Rate: a periodic fixed rate equal to the Eurocurrency Rate plus the Applicable Margin.

                                   The Eurocurrency Rate, which is a rate
                                   per annum equal to the London Interbank
                                   Offered Rate as determined by reference
                                   to Dow Jones Markets screen 3750 (or
                                   other applicable pages with respect to a Major Currency), or if not applicable the average rate per annum (rounded upward to the nearest 1/16 of 1%) at which deposits in the applicable Major Currency are offered by the Reference Banks to prime banks in the London interbank market at 11:00 A.M. (London time) two business days before the first day of the Interest Period and in amounts approximately equal to the Reference Banks' pro rata share of the contemplated Advance for a given Interest Period and with a maturity equal to such Interest Period, adjusted for reserve requirements and, in the case of particular Major Currencies, as appropriate for such currencies. The Eurocurrency Rate shall be fixed for Interest Periods of 1, 2, 3, 6, 9 or 12 months (9 or 12 month options if available to all Lenders).

    APPLICABLE MARGIN:        The Applicable Margin means:

                                   (i)  for Base Rate Advances, 0.00 basis
                                        points per annum;

                                   (ii) for Eurocurrency Rate Advances, an
                                        amount which will vary as per the
                                        attached Pricing Grid, based on the
                                        Company's long-term senior
                                        unsecured non-credit enhanced debt
                                        ratings.

                              Upon the occurrence and during the
                              continuance of any monetary Event of Default, the Applicable Margin will increase by 100 basis points per annum, and if such Advance is a Eurocurrency Rate Advance, it will convert to a Base Rate Advance at the end of the Interest Period then in effect for such Eurocurrency Rate Advance.

    REFERENCE BANKS:          Citibank, BofA, BNP, Barclays, Deutsche and
                              Morgan.

    INTEREST PAYMENTS:        At the end of each Interest Period for each
                              Advance, but no less frequently than
                              quarterly. Interest will be computed on a 365/366-day basis for Base Rate Advances and a 360-day basis for Eurocurrency Rate
                              Advances.

    UTILIZATION FEE:          As per the attached Pricing Grid, based on
                              the Company's long-term senior unsecured non-credit-enhanced debt ratings. The
                              Utilization Fee will be added to the
                              Applicable Margin for any date where
                              outstanding Advances exceed 33 1/3% and 66
                              2/3% of commitments. The Utilization Fee will be calculated on a 360-day basis and will be payable on the same basis as interest.

    BORROWINGS:               Borrowings shall be in minimum principal
                              amounts of $10,000,000 and integral multiples of $1,000,000 in excess thereof. All Advances
                              (other than Competitive Bid Advances) shall be made by the Lenders ratably in proportion to their respective Commitments. Other than Competitive Bid Advances, borrowings will be available on same day notice for Base Rate
                              Advances and 3 business days notice for
                              Eurocurrency Rate Advances.

    AVAILABILITY:             From the Closing Date and prior to the
                              Commitment Termination Date, the Borrowers may, subject to the terms of the 5-Year
                              Facility, borrow, repay and reborrow.

    COMPETITIVE BID
    OPTION: The Borrowers may request the Agent to solicit competitive bids from the Lenders (individually a "Bidder" and collectively the "Bidders") for Advances in U.S. Dollars or Foreign Currencies (meaning any currency other than U.S. Dollars which is freely transferable and convertible into U.S. Dollars), for requested maturities of 5 days or more. Each Bidder will bid at its discretion. Each Borrower's notice requesting such bids will be given to the Agent at least 1 business day prior to the proposed Advance date for fixed rate U.S. Dollar based bids, at least 4 business days prior to the proposed Advance date for Eurocurrency Rate U.S. Dollar based bids, at least 3 business days prior to the proposed Advance date for fixed or local rate based bids in Foreign Currencies and at least 5 business days prior to the proposed Advance date for Eurocurrency Rate based bids in Foreign Currencies, and will specify the proposed date of Advance, amount, currency and maturity date of the proposed Advance, interest payment schedule, the interest rate basis to be used by the Bidders in bidding, the location of such Borrower's account to which funds are to be advanced, and such other terms as such Borrower may specify. The Agent will advise the Bidders of the terms of the applicable Borrower's notice, and such Bidders as elect may submit bids, which the Agent shall provide to such Borrower.

                              The Borrower giving the notice may accept one or more bids, provided that the aggregate outstanding Advances of all Lenders on the date of, and after giving effect to, any Competitive Bid Advance shall not exceed the aggregate Commitments at such time. Bids will be accepted in order of the lowest to the highest rates ("Bid Rates"). The Borrowers may not accept bids in excess of the requested bid amount for any maturity. If two or more Bidders bid at the same Bid Rate, the amount to be borrowed at such Bid Rate will be allocated among such Bidders in proportion to the amount which each Bidder bid at such Bid Rate.

                              Each Borrowing under the Competitive Bid
                              Option shall be in an amount of not less than $10,000,000 and integral multiples of $1,000,000 in excess thereof. While any such Borrowing is outstanding, it will be deemed usage of the 5-Year Facility for the purposes of availability and the Commitment of each Lender (whether or not a Bidder) shall be reduced and deemed used for all purposes by its pro rata share (based on its respective Commitment) of an amount equal to the outstanding amount of such Borrowing. However, each Lender's Advance made under the Competitive Bid Option shall not reduce such Lender's obligation to lend its pro rata share of the remaining undrawn Commitment.

    COMPETITIVE BID
    ADMINISTRATIVE FEE:       As agreed between Citibank and the Company.

    ANNUAL AGENCY FEE:        As agreed between Citibank and the Company.

    REPAYMENT:                The Borrowers shall repay (i) each Advance
                              (including a Competitive Bid Advance) no later than on the Commitment Termination Date and (ii) each Competitive Bid Advance at the maturity date specified in the applicable
                              Borrower's notice requesting such Competitive
                              Bid Advance.

    OPTIONAL
    PREPAYMENT:               Advances (other than Competitive Bid
                              Advances) may be prepaid without penalty, with notice not later than 11:00 A.M. for Base Rate Advances, and with two business days notice for Eurocurrency Rate Advances, in minimum amounts of $10,000,000 and increments of $1,000,000 in excess thereof.
                              The Borrowers will bear all costs related to the prepayment of a Eurocurrency Rate Advance prior to the last day of its Interest Period.
                              Competitive Bid Advances may not be prepaid unless the invitation for Competitive Bid
                              Advances specifies the right to prepay, and in such case the Borrowers will reimburse the Lender(s) for any funding losses.

    LOAN
    DOCUMENTATION:            The commitments will be subject to
                              preparation, execution and delivery of
                              mutually acceptable loan documentation which will contain conditions precedent, representations and warranties, covenants, events of default and other provisions customary for facilities of this nature, including, but not limited to, those noted below. Except as otherwise specifically stated in this term sheet, terms and conditions set forth in documentation for the 5-Year Facility shall be substantially the same as such terms and conditions set forth in the Company's existing $750 million five-year facility.

    DOLLAR EQUIVALENT
    VALUE LIMITATION
    FOR ALL ADVANCES:         If at any time the dollar equivalent value of
                              all Advances exceeds 103% of the Facility
                              Amount, the Borrowers shall promptly make a mandatory prepayment to reduce the dollar equivalent value of all Advances to 100% of the Facility Amount.

    DOLLAR EQUIVALENT
    VALUE LIMITATION FOR
    ADVANCES IN MAJOR
    CURRENCIES:               If at any time the dollar equivalent value of
                              all Advances in Major and Alternate
                              Currencies exceeds 110% of $200,000,000 (the
                              "Major Currency Sublimit"), the Borrowers shall make a mandatory prepayment at the end of the respective Interest Periods for such Advances to reduce the dollar equivalent value of all Advances in Major Currencies to 100% of the Major Currency Sublimit.

    CONDITIONS
    PRECEDENT TO
    CLOSING: Customary for facilities of this nature, including, but not limited to:

                              (1)  The Notes, if requested.

                              (2)  Board resolutions.

                              (3)  Incumbency certificate.

                              (4) Favorable legal opinion from counsel for the Company.

                              (5) Favorable legal opinion from counsel for the Agent.

                              (6)  Accuracy of representations and
                                   warranties.

                              (7)  Amendment of the Borrowers' existing
                                   $750,000,000 credit facility to have
                                   terms substantially similar to this
                                   Facility.

    CONDITIONS PRECEDENT
    TO INITIAL ADVANCE:       The Lenders shall be satisfied that any
                              applicable state takeover law and any
                              supermajority charter provisions are not applicable to the acquisition of the Target or that any conditions for avoiding the restrictions set forth therein have been satisfied.

    CONDITIONS
    PRECEDENT TO ALL
    ADVANCES:                 Customary for facilities of this nature,
                              including, but not limited to:

                              (1)  All representations and warranties are
                                   true and correct in all material
                                   respects on and as of the date of the
                                   Borrowing, before and after giving
                                   effect to such Borrowing and to the
                                   application of the proceeds therefrom,
                                   as though made on and as of such date;
                                   provided that the representation as to
                                   no material adverse change shall be made only at Closing and Extension of Termination Date.

                              (2) No Event of Default or event which, with the giving of notice or passage of time or both, would be an Event of Default, has occurred and is continuing, or would result from such Borrowing.

    CONDITIONS PRECEDENT TO
    INITIAL ADVANCE TO EACH
    BORROWER THAT IS A
    DESIGNATED SUBSIDIARY:    Customary for facilities of this nature,
                              including, but not limited to:

                              (1)  Such Borrower's Note, if requested;

                              (2) Representations by the Company that such Borrower has received all governmental authorizations, consents, approvals and licenses under applicable laws and regulations for such Borrower to execute and deliver the Credit Agreement and to perform its obligations thereunder;

                              (3)  Board resolutions of such Borrower;

                              (4)  Incumbency Certificate of such Borrower;

                              (5)  Designation Letter;

                              (6)  Accuracy of representations and
                                   warranties of such Borrower;

                              (7) Favorable legal opinion from counsel for such Borrower.

    ADDITIONAL CONDITION
    PRECEDENT TO COMPETITIVE
    BID ADVANCES:             The information provided by the applicable
                              Borrower does not contain an untrue statement or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

    REPRESENTATIONS
    AND WARRANTIES:           Customary for facilities of this nature,
                              including, but not limited to:

                              (1)  Confirmation of corporate status and
                                   authority;

                              (2)  Execution, delivery, and performance of
                                   loan documents do not violate law or
                                   existing agreements;

                              (3)  No government or regulatory approvals
                                   required;

                              (4)  No litigation currently or threatened
                                   which is likely to be determined
                                   adversely so as to affect materially the ability of the Company to pay its debts, including the Advances, or which would affect the legality, validity and enforceability of the loan documents;

                              (5)  No material adverse change in financial
                                   condition or results of operations or
                                   prospects since December 31, 1997 for
                                   the Company and its Consolidated
                                   Subsidiaries taken as a whole;

                              (6)  Accuracy of information, financial
                                   statements;

                              (7)  Material compliance with laws and
                                   regulations, including ERISA and all
                                   applicable environmental laws and
                                   regulations;

                              (8)  Legality, validity, binding effect and
                                   enforceability of the loan documents;

                              (9)  Not an investment company or public
                                   utility holding company.

    FINANCIAL
    COVENANTS:                (1)  Minimum Net Worth greater than or equal
                                   to $3,300,000,000;

                              (2)  Limitation on Domestic Subsidiary
                                   Indebtedness.

    OTHER COVENANTS:          Customary for facilities of this nature,
                              including, but not limited to:

                              (1)  Preservation of corporate existence;

                              (2) Material compliance with laws (including ERISA and applicable environmental laws);

                              (3)  Payment of taxes;

                              (4)  Payment of material obligations;

                              (5)  Visitation rights;

                              (6)  Maintenance of books and records;

                              (7)  Maintenance of properties;

                              (8)  Maintenance of insurance;

                              (9) Negative pledge and limitations on liens and secured debt with certain exceptions essentially in conformity to Section 1005 of the 1985 Indenture (which will not be incorporated by reference, but will be directly inserted);

                              (10) Certain restrictions on change of
                                   business, consolidations, mergers, sale
                                   of assets;

                              (11) Certain reporting requirements,
                                   including financial and ERISA;

                              (12) Use of proceeds;

                              (13) Change of control.


    EVENTS OF DEFAULT:        Customary for facilities of this nature,
                              including, but not limited to:

                              (1)  Failure to pay principal when due and
                                   interest, Facility Fee and Utilization
                                   Fee within three business days of when
                                   due;

                              (2) Representations or warranties materially incorrect;

                              (3)  Failure to comply with covenants (with
                                   notice and cure periods as applicable);

                              (4)  Cross-default to payment defaults on
                                   principal aggregating $100,000,000,
                                   excluding defaults on indebtedness to
                                   any institution to the extent the
                                   Company or a Subsidiary has deposits
                                   with such institution sufficient to
                                   repay such indebtedness, or to default
                                   or event if the effect is to accelerate
                                   or permit acceleration of any such debt.
                                   This cross default provision shall not
                                   apply to debt of any subsidiary or
                                   affiliate of the Company located in
                                   China, India, Commonwealth of
                                   Independent States or Turkey provided
                                   that such debt is not guaranteed or
                                   supported in any legally enforceable
                                   manner by any Borrower or by any
                                   subsidiary or affiliate of the Company
                                   located outside of these countries, and
                                   such default is due to the direct or
                                   indirect action of any government entity or agency of these countries and provided further each subsidiary to which this exception applies shall not have assets of more than $80 million individually nor collectively $300 million measured as of the most recent calendar quarter end;

                              (5)  Unsatisfied judgment or order in excess
                                   of $100,000,000 individually or in the
                                   aggregate. A carve-out will be provided
                                   similar to that contained in the second
                                   sentence of item (4) immediately above;

                              (6)  Bankruptcy/insolvency;

                              (7)  ERISA Event and aggregate Plan
                                   Insufficiencies exceed $100,000,000, or
                                   Plan reorganization or termination
                                   resulting in an increase in annual
                                   contributions exceeding $100,000,000.

    ECONOMIC MONETARY
    UNION: Appropriate language will be incorporated into the 5-Year Facility to address certain issues that will be raised by the introduction of the Euro on January 1, 1999 and the removal from circulation of the various national currency denominations on and after January 1, 2002.

    OTHER:                    Loan documentation will include:

                              (1) Indemnification of Agent and Lenders and their respective affiliates, officers, directors, employees, agents and advisors for any liabilities and expenses arising out of the 5-Year Facility or the use of proceeds.

                              (2)  Normal agency language.

                              (3)  Majority Lenders defined as those
                                   holding 51% of outstanding Advances
                                   (excluding Competitive Bid Advances) or, if none, Commitments. The consent of all the Lenders will be required to increase the size of the 5-Year Facility (other than as provided for in the Commitment Increase section), to extend the maturity or to decrease interest rates or fees.

                              (4)  The Company will have the right to
                                   replace any Lender through assignment or the addition of a new Lender, provided that no Event of Default has occurred and is continuing and no more than 3 Lenders in any calendar year may be replaced.

    ASSIGNMENTS AND
    PARTICIPATIONS:           Each Lender will have the right to assign to
                              one or more Eligible Assignees all or a
                              portion of its rights and obligations under the loan documents with the consent of the Company (not to be reasonably withheld).
                              Minimum aggregate assignment level of
                              $10,000,000 and increments of $1,000,000 in
                              excess thereof. The parties to the assignment
                              (other than the Company) shall pay to the Agent an administrative fee of $3,500 per assignment.

                              Each Lender will also have the right, without the consent of the Company or the Agent, to assign (i) as security, all or part of its rights under the loan documents to any Federal Reserve Bank and (ii) with notice to the Company and the Agent, all or part of its rights or obligations under the loan documents to any of its affiliates.

                              Each Lender will have the right to sell
                              participations in its rights and obligations under the loan documents, subject to customary restrictions on the participants' voting rights. Each Lender selling a participation shall notify the Company within 30 days of such sale.

    YIELD PROTECTION,
    TAXES, AND
    OTHER DEDUCTIONS:         (1)  The loan documents will contain yield
                                   protection provisions, customary for
                                   facilities of this nature, protecting
                                   the Lenders in the event of
                                   unavailability of funding, funding
                                   losses, reserve and capital adequacy
                                   requirements.

                              (2) All payments to be free and clear of any present or future taxes, withholdings or other deductions whatsoever (other than income taxes in the jurisdiction of the Lender's applicable lending office).

                              The Company will have the right to replace any Lender which requests reimbursements for amounts owing under (1) and (2) above, provided that (i) no Event of Default, or event which with the giving of notice or lapse of time or both would be an Event of Default, has occurred and is continuing, (ii) the Company has satisfied all of its obligations under the Facility relating to such Lender, and (iii) any replacement is acceptable to the Agent and the Company will have paid the Agent a $3,500 administrative fee if such replacement Lender is not an existing Lender.

    GOVERNING LAW:            State of New York.

    COUNSEL TO
    THE AGENT:                Shearman & Sterling

    EXPENSES:                 The Company shall reimburse each Arranger,
                              the Co-Arranger and Citibank for all agreed out-of-pocket expenses incurred by them in the negotiation, syndication and execution of the Facility. Such expenses shall be reimbursed by the Company upon presentation of a statement of account, regardless of whether the transaction contemplated is actually completed or the loan documents are signed.

                             ALLIEDSIGNAL INC.

              $2,250,000,000 5-YEAR REVOLVING CREDIT FACILITY
                                PRICING GRID



============================================================================================

               LEVEL 1      LEVEL 2     LEVEL 3     LEVEL 4      LEVEL 5     LEVEL 6
------------- ----------- ------------ ----------- ----------- ------------ ---------
BASIS FOR     LT Senior   LT Senior    LT Senior   LT Senior   LT Senior    LT Senior
PRICING       Unsecured   Unsecured    Unsecured   Unsecured   Unsecured    Unsecured
              Debt        Debt Rated   Debt        Debt        Debt Rated   Debt
              Rated At    Less Than    Rated       Rated       Less Than    Rated
              Least A     Level 1      Less Than   Less        Level 4      Less Than
              By          But At       Level 2     Than        But At       Level 5.
              Standard    Least A-     But At      Level 3     Least BBB-
              & Poor's    By           Least       But At      By
              Or A2 By    Standard &   BBB+ By     Least BBB   Standard &
              Moody's.    Poor's Or    Standard    By          Poor's Or
                          A3 by        & Poor's    Standard    BAA3 By
                          Moody's.     Or BAA1     & Poor's    Moody's.
                                       by          Or BAA2
                                       Moody's.    By
                                                   Moody's.
------------- ----------- ------------ ----------- ----------- ------------ ---------
FACILITY       7.5 bps      9.0 bps     10.5 bps    12.0 bps    14.5 bps     25.0 bps
FEE(FN1)
------------- ----------- ------------ ----------- ----------- ------------ ---------
APPLICABLE     15.0 bps    18.5 bps     24.5 bps    28.50bps    38.0 bps     45.0 bps
MARGIN
------------- ----------- ------------ ----------- ----------- ------------ ---------
DRAWN         LIBOR          LIBOR     LIBOR       LIBOR          LIBOR     LIBOR
COST(FN2)     +22.5 bps    +27.5 bps   +35.0 bps   +40.0 bps    +52.5 bps   +70.0 bps
------------- ----------- ------------ ----------- ----------- ------------ ---------
UTILIZATION    0.0 bps      2.5 bps     2.5 bps     5.0 bps      5.0 bps     5.0 bps
FEE (USAGE
(greater
than or
equal to)
33 1/3% AND
(less than)
66 2/3%)
------------- ----------- ------------ ----------- ----------- ------------ ---------

UTILIZATION    2.5 bps      5.0 bps     5.0 bps     10.0 bps    10.0 bps     17.5 bps
FEE (USAGE
(greater
than or
equal to)
66_%)
------------- ----------- ------------ ----------- ----------- ------------ ---------
FULLY DRAWN   LIBOR          LIBOR     LIBOR       LIBOR          LIBOR     LIBOR
COST(FN3)     +25.0 bps    +32.5 bps   +40.0 bps   +50.0 bps    +62.5 bps   +87.5 bps

============================================================================================

          (1)     Paid quarterly in arrears on each bank's commitment irrespective of usage.
          (2)     Facility Fee plus Applicable Margin.
          (3)     Drawn Cost plus Utilization Fee.
                  bps = basis points per annum

                             ALLIEDSIGNAL INC.

                      SUMMARY OF TERMS AND CONDITIONS
       $900,000,000 364-DAY MULTI CURRENCY REVOLVING CREDIT FACILITY
                       WITH ONE YEAR TERM-OUT OPTION


BORROWERS:               AlliedSignal Inc. (the "Company") and any
                         Designated Subsidiaries (together with the
                         Company, the "Borrowers"), fully and
                         unconditionally guaranteed by the Company.

FACILITY AMOUNT:         $900,000,000.

TYPE OF FACILITY:        364-day unsecured revolving credit facility (the
                         "Backstop Facility"). Provided there is no default or Event of Default, the Company will have the option, on the Commitment Termination Date, to convert outstanding Advances into a term loan maturing no later than the first anniversary of the Commitment Termination Date (the "Term Loan
                         Conversion Option").

PURPOSE: Finance the acquisition of AMP Inc. (the "Target") and general corporate purposes, including commercial paper backstop.

ADMINISTRATIVE AGENT:    Citibank, N.A. ("Citibank", or the "Agent").

BOOKRUNNER:              Salomon Smith Barney Inc., formerly Citicorp
                         Securities, Inc.

ARRANGERS:               Salomon Smith Barney Inc., formerly Citicorp
                         Securities, Inc., BancAmerica Securities,
                         Inc., Banque Nationale de Paris ("BNP"), Barclays
                         Capital, the investment banking division of Barclays Bank plc, Deutsche Bank Securities Inc.
                         and J.P. Morgan Securities Inc.

LENDERS: Citibank, Bank of America NT&SA ("BofA"), BNP, Barclays Bank plc ("Barclays"), Deutsche Bank AG, New York Branch and/or Cayman Islands Branch ("Deutsche"), Morgan Guaranty Trust Company of New York ("Morgan") and other financial institutions acceptable to the Arrangers and the Company.

CLOSING DATE:            Such date as may be agreed upon by the Company,
                         the Arrangers and the Agent.

COMMITMENT
TERMINATION DATE:        364 days from the Closing Date, subject to the
                         Renewal of Commitments section.

FINAL
MATURITY DATE:           The Commitment Termination Date, provided that, if
                         the Company elects the Term Loan Conversion
                         Option, the Final Maturity Date will be the first anniversary of the Commitment Termination Date.

ADVANCES:                At the applicable Borrower's option, either
                         Eurocurrency Rate Advances, Base Rate Advances or
                         Competitive Bid Advances. Each Lender will be severally obligated to make its pro rata share of any Eurocurrency Rate Advance or Base Rate
                         Advance. Eurocurrency Rate Advances, at the applicable Borrower's option, may be made in U.S.
                         Dollars, Pounds Sterling, Deutsche Marks, French
                         Francs, Euros/Ecu and Japanese Yen (the "Major
                         Currencies").

RENEWAL OF
COMMITMENTS:             At least 45 but no earlier than 60 days prior to
                         each anniversary date of the Backstop Facility and provided all representations and warranties are true and correct in all material respects and no Event of Default has occurred and is continuing, the Company may request that the Lenders extend for an additional 364 days the then applicable
                         Commitment Termination Date. The Company may replace any non-consenting Lender by assignment to any consenting Lender or new Lender, or by termination of a non-consenting Lender's commitment.

COMMITMENT
REDUCTION:               The Company will have the right, upon at least
                         three business days' notice, to terminate or cancel, in whole or in part, the unused portion of the Backstop Facility Amount in excess of the aggregate outstanding Competitive Bid Advances, provided that each partial reduction shall be in a minimum amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof. Once terminated, a commitment may not be reinstated.

FACILITY FEE:            At all times unless the Term Loan Conversion
                         Option has been selected and is in effect, an amount which will vary as per attached Pricing
                         Grid, based on the Company's long-term senior unsecured non-credit enhanced debt ratings, payable on each Lender's commitment, irrespective of usage, quarterly in arrears on the last day of each March, June, September and December, and on the Commitment Termination Date. The Facility Fee shall be calculated on the basis of actual number of days elapsed in a year of 365/366 days. No
                         Facility Fee will be payable after the Term Loan
                         Conversion Option has been selected and is in effect.

INTEREST RATES AND
INTEREST PERIODS:        At the applicable Borrower's option, any Advance
                         that is made to it will be available at the rates and for the Interest Periods stated below:

                         a) Base Rate: a fluctuating rate equal to the Base Rate plus the Applicable Margin.

                              The Base Rate is a fluctuating rate per annum equal at all times to the highest of (i) Citibank's publicly announced "base" rate,
                              (ii) 1/2 of 1% percent per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major U.S. money market banks, adjusted to the nearest 1/16 of 1%, and (iii) a rate equal to 1/2 of 1% per annum above the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers.

                         b) Eurocurrency Rate: a periodic fixed rate equal to the Eurocurrency Rate plus the Applicable Margin.

                              The Eurocurrency Rate, which is a rate per annum equal to the London Interbank Offered Rate as determined by reference to Dow Jones Markets screen 3750 (or other applicable pages with respect to a Major Currency), or if not applicable the average rate per annum (rounded upward to the nearest 1/16 of 1%) at which deposits in the applicable Major Currency are offered by the Reference Banks to prime banks in the London interbank market at 11:00 A.M. (London time) two business days before the first day of the Interest Period and in amounts approximately equal to the Reference Banks' pro rata share of the contemplated Advance for a given Interest Period and with a maturity equal to such Interest Period, adjusted for reserve requirements and, in the case of particular Major Currencies, as appropriate for such currencies. The Eurocurrency Rate shall be fixed for Interest Periods of 1, 2, 3, 6 or 9 months if available to all Lenders.

APPLICABLE MARGIN:       The Applicable Margin means:

                         (i) for Base Rate Advances, 0.00 basis points per annum;

                         (ii) for Eurocurrency Rate Advances, (i) at all
                              times unless the Term Loan Conversion Option has been selected and is in effect an amount which will vary as per the attached Pricing Grid, based on the Company's long-term senior unsecured non-credit enhanced debt ratings and, (ii) if the Term Loan Conversion Option has been selected and is in effect, an amount which will vary as per the attached Term-Out Option Pricing Grid.

                         Upon the occurrence and during the continuance of any monetary Event of Default, the Applicable Margin will increase by 100 basis points per annum, and if such Advance is a Eurocurrency Rate Advance, it will convert to a Base Rate Advance at the end of the Interest Period then in effect for such Eurocurrency Rate Advance.

REFERENCE BANKS:         Citibank, BofA, BNP, Barclays, Deutsche and
                         Morgan.

INTEREST PAYMENTS:       At the end of each Interest Period for each
                         Advance, but no less frequently than quarterly.
                         Interest will be computed on a 365/366-day basis for Base Rate Advances and a 360-day basis for Eurocurrency Rate Advances.

UTILIZATION FEE:         As per the attached Pricing Grid, based on the
                         Company's long-term senior unsecured
                         non-credit-enhanced debt ratings. The Utilization
                         Fee will be added to the Applicable Margin for any date where outstanding Advances exceed 33 1/3% and 66 2/3% of commitments. The Utilization Fee will be calculated on a 360-day basis and will be payable on the same basis as interest.

BORROWINGS:              Borrowings shall be in minimum principal amounts
                         of $10,000,000 and integral multiples of $1,000,000 in excess thereof. All Advances (other than Competitive Bid Advances) shall be made by the Lenders ratably in proportion to their respective Commitments. Other than Competitive Bid
                         Advances, borrowings will be available on same day notice for Base Rate Advances and 3 business days notice for Eurocurrency Rate Advances.

AVAILABILITY:            From the Closing Date and prior to the Commitment
                         Termination Date, the Borrowers may, subject to the terms of the Backstop Facility, borrow, repay and reborrow.

COMPETITIVE BID
OPTION: The Borrowers may request the Agent to solicit competitive bids from the Lenders (individually a "Bidder" and collectively the "Bidders") for Advances in U.S. Dollars or Foreign Currencies (meaning any currency other than U.S. Dollars which is freely transferable and convertible into U.S. Dollars), for requested maturities of 5 days or more. Each Bidder will bid at its discretion. Each Borrower's notice requesting such bids will be given to the Agent at least 1 business day prior to the proposed Advance date for fixed rate U.S. Dollar based bids, at least 4 business days prior to the proposed Advance date for Eurocurrency Rate U.S. Dollar based bids, at least 3 business days prior to the proposed Advance date for fixed or local rate based bids in Foreign Currencies and at least 5 business days prior to the proposed Advance date for Eurocurrency Rate based bids in Foreign Currencies, and will specify the proposed date of Advance, amount, currency and maturity date of the proposed Advance, interest payment schedule, the interest rate basis to be used by the Bidders in bidding, the location of such Borrower's account to which funds are to be advanced, and such other terms as such Borrower may specify. The Agent will advise the Bidders of the terms of the applicable Borrower's notice, and such Bidders as elect may submit bids, which the Agent shall provide to such Borrower.

                         The Borrower giving the notice may accept one or more bids, provided that the aggregate outstanding Advances of all Lenders on the date of, and after giving effect to, any Competitive Bid Advance shall not exceed the aggregate Commitments at such time. Bids will be accepted in order of the lowest to the highest rates ("Bid Rates"). The Borrowers may not accept bids in excess of the requested bid amount for any maturity. If two or more Bidders bid at the same Bid Rate, the amount to be borrowed at such Bid Rate will be allocated among such Bidders in proportion to the amount which each Bidder bid at such Bid Rate.

                         Each Borrowing under the Competitive Bid Option shall be in an amount of not less than $10,000,000 and integral multiples of $1,000,000 in excess thereof. While any such Borrowing is outstanding, it will be deemed usage of the Backstop Facility for the purposes of availability and the Commitment of each Lender (whether or not a Bidder) shall be reduced and deemed used for all purposes by its pro rata share (based on its respective Commitment) of an amount equal to the outstanding amount of such Borrowing. However, each Lender's Advance made under the Competitive Bid Option shall not reduce such Lender's obligation to lend its pro rata share of the remaining undrawn Commitment.

COMPETITIVE BID
ADMINISTRATIVE FEE:      As agreed between Citibank and the Company.

ANNUAL AGENCY FEE:       As agreed between Citibank and the Company.

REPAYMENT:               The Borrowers will repay (i) each Advance (other
                         than a Competitive Bid Advance) no later than on the Commitment Termination Date, subject to the Term Loan Conversion Option and (ii) each
                         Competitive Bid Advance at the maturity date specified in the applicable Borrower's notice requesting such Competitive Bid Advance.

OPTIONAL
PREPAYMENT:              Advances (other than Competitive Bid Advances) may
                         be prepaid without penalty, with notice not later than 11:00 A.M. for Base Rate Advances, and with two business days notice for Eurocurrency Rate
                         Advances, in minimum amounts of $10,000,000 and increments of $1,000,000 in excess thereof. The
                         Borrowers will bear all costs related to the prepayment of a Eurocurrency Rate Advance prior to the last day of its Interest Period. Competitive
                         Bid Advances may not be prepaid unless the invitation for Competitive Bid Advances specifies the right to prepay, and in such case the Borrowers will reimburse the Lender(s) for any funding losses.

MANDATORY PREPAYMENT
AND COMMITMENT
TERMINATION:             The Commitments shall be terminated and the
                         Borrowers shall repay all outstanding Advances on the closing date of the $7,000,000,000 364-Day
                         Credit Facility.

LOAN
DOCUMENTATION:           The commitments will be subject to preparation,
                         execution and delivery of mutually acceptable loan documentation which will contain conditions precedent, representations and warranties, covenants, events of default and other provisions customary for facilities of this nature, including, but not limited to, those noted below.
                         Except as otherwise specifically stated in this term sheet, terms and conditions set forth in documentation for the Backstop Facility shall be substantially the same as such terms and conditions set forth in the Company's existing
                         $750 million five-year credit facility.

DOLLAR EQUIVALENT
VALUE LIMITATION
FOR ALL ADVANCES:        If at any time the dollar equivalent value of all
                         Advances exceeds 103% of the Facility Amount, the Borrowers shall promptly make a mandatory prepayment to reduce the dollar equivalent value of all Advances to 100% of the Facility Amount.

DOLLAR EQUIVALENT
VALUE LIMITATION FOR
ADVANCES IN MAJOR
CURRENCIES:              If at any time the dollar equivalent value of all
                         Advances in Major and Alternate Currencies exceeds
                         110% of $200,000,000 (the "Major Currency
                         Sublimit"), the Borrowers shall make a mandatory prepayment at the end of the respective Interest
                         Periods for such Advances to reduce the dollar equivalent value of all Advances in Major
                         Currencies to 100% of the Major Currency Sublimit.

CONDITIONS
PRECEDENT TO
CLOSING: Customary for facilities of this nature, including, but not limited to:

                         (1)  The Notes, if requested.

                         (2)  Board resolutions.

                         (3)  Incumbency certificate.

                         (4) Favorable legal opinion from counsel for the Company.

                         (5) Favorable legal opinion from counsel for the Agent.

                         (6)  Accuracy of representations and warranties.

CONDITIONS
PRECEDENT TO ALL
ADVANCES:                Customary for facilities of this nature,
                         including, but not limited to:

                         (1) All representations and warranties are true and correct in all material respects on and as of the date of the Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; provided that the representation as to no material adverse change shall be made only at Closing and Renewal of Commitments.

                         (2) No Event of Default or event which, with the giving of notice or passage of time or both, would be an Event of Default, has occurred and is continuing, or would result from such Borrowing.

CONDITIONS PRECEDENT TO
INITIAL ADVANCE TO EACH
BORROWER THAT IS A
DESIGNATED SUBSIDIARY:   Customary for facilities of this nature,
                         including, but not limited to:

                         (1)  Such Borrower's Note if requested;

                         (2) Representations by the Company that such Borrower has received all governmental authorizations, consents, approvals and licenses under applicable laws and regulations for such Borrower to execute and deliver the Credit Agreement and to perform its obligations thereunder;

                         (3)  Board resolutions of such Borrower;

                         (4)  Incumbency Certificate of such Borrower;

                         (5)  Designation Letter;

                         (6) Accuracy of representations and warranties of such Borrower;

                         (7) Favorable legal opinion from counsel for such Borrower.

ADDITIONAL CONDITION
PRECEDENT TO COMPETITIVE
BID ADVANCES:            The information provided by the applicable
                         Borrower does not contain an untrue statement or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

REPRESENTATIONS
AND WARRANTIES:          Customary for facilities of this nature,
                         including, but not limited to:

                         (1)  Confirmation of corporate status and
                              authority;

                         (2) Execution, delivery, and performance of loan documents do not violate law or existing agreements;

                         (3)  No government or regulatory approvals
                              required;

                         (4) No litigation currently or threatened which is likely to be determined adversely so as to affect materially the ability of the Company to pay its debts, including the Advances, or which would affect the legality, validity and enforceability of the loan documents;

                         (5)  No material adverse change in financial
                              condition or results of operations or
                              prospects since December 31, 1997 for the Company and its Consolidated Subsidiaries taken as a whole;

                         (6)  Accuracy of information, financial
                              statements;

                         (7)  Material compliance with laws and
                              regulations, including ERISA and all
                              applicable environmental laws and
                              regulations;

                         (8)  Legality, validity, binding effect and
                              enforceability of the loan documents;

                         (9) Not an investment company or public utility holding company.

FINANCIAL
COVENANTS:               (1)  Minimum Net Worth greater than or equal to
                              $3,100,000,000;

                         (2)  Limitation on Domestic Subsidiary
                              Indebtedness.

COVENANTS:               Customary for facilities of this nature,
                         including, but not limited to:

                         (1)  Preservation of corporate existence;

                         (2) Material compliance with laws (including ERISA and applicable environmental laws);

                         (3)  Payment of taxes;

                         (4)  Payment of material obligations;

                         (5)  Visitation rights;

                         (6)  Maintenance of books and records;

                         (7)  Maintenance of properties;

                         (8)  Maintenance of insurance;

                         (9) Negative pledge and limitations on liens and secured debt with certain exceptions essentially in conformity to Section 1005 of the 1985 Indenture (which will not be incorporated by reference, but will be directly inserted);

                         (10) Certain restrictions on change of business,
                              consolidations, mergers, sale of assets;

                         (11) Certain reporting requirements, including
                              financial and ERISA;

                         (12) Use of proceeds;

                         (13) Change of control.

EVENTS OF DEFAULT:       Customary for facilities of this nature,
                         including, but not limited to:

                         (1)  Failure to pay principal when due and
                              interest, Facility Fee and Utilization Fee within three business days of when due;

                         (2) Representations or warranties materially incorrect;

                         (3) Failure to comply with covenants (with notice and cure periods as applicable);

                         (4)  Cross-default to payment defaults on
                              principal aggregating $100,000,000, excluding defaults on indebtedness to any institution to the extent the Company or a Subsidiary has deposits with such institution sufficient to repay such indebtedness, or to default or event if the effect is to accelerate or permit acceleration of any such debt. This cross default provision shall not apply to debt of any subsidiary or affiliate of the Company located in China, India, Commonwealth of Independent States or Turkey provided that such debt is not guaranteed or supported in any legally enforceable manner by any Borrower or by any subsidiary or affiliate of the Company located outside of these countries, and such default is due to the direct or indirect action of any government entity or agency of these countries and provided further each subsidiary to which this exception applies shall not have assets of more than $80 million individually nor collectively $300 million measured as of the most recent calendar quarter end;

                         (5) Unsatisfied judgment or order in excess of $100,000,000 individually or in the aggregate. A carve-out will be provided similar to that contained in the second sentence of item (4) immediately above;

                         (6)  Bankruptcy/insolvency;

                         (7)  ERISA Event and aggregate Plan
                              Insufficiencies exceed $100,000,000, or Plan reorganization or termination resulting in an increase in annual contributions exceeding $100,000,000.

ECONOMIC MONETARY
UNION: Appropriate language will be incorporated into the Backstop Facility to address certain issues that will be raised by the introduction of the Euro on January 1, 1999 and the removal from circulation of the various national currency denominations on and after January 1, 2002.

OTHER:                   Loan documentation will include:

                         (1) Indemnification of Agent and Lenders and their respective affiliates, officers, directors, employees, agents and advisors for any liabilities and expenses arising out of the Backstop Facility or the use of proceeds.

                         (2)  Normal agency language.

                         (3) Majority Lenders defined as those holding 51% of outstanding Advances (excluding Competitive Bid Advances) or, if none, Commitments. The consent of all the Lenders will be required to increase the size of the Backstop Facility, to extend the maturity or to decrease interest rates or fees.

                         (4) The Company will have the right to replace any Lender through assignment or the addition of a new Lender provided that no Event of Default has occurred and is continuing and no more than 3 Lenders in any calendar year may be replaced.

ASSIGNMENTS AND
PARTICIPATIONS:          Each Lender will have the right to assign to one
                         or more Eligible Assignees all or a portion of its rights and obligations under the loan documents with the consent of the Company (not to be unreasonably withheld). Minimum aggregate assignment level of $10,000,000 and increments of $1,000,000 in excess thereof. The parties to the assignment (other than the Company) shall pay to the Agent an administrative fee of $3,500 per assignment.

                         Each Lender will also have the right, without the consent of the Company or the Agent, to assign (i) as security, all or part of its rights under the loan documents to any Federal Reserve Bank and
                         (ii) with notice to the Company and the Agent, all or part of its rights or obligations under the loan documents to any of its affiliates.

                         Each Lender will have the right to sell
                         participations in its rights and obligations under the loan documents, subject to customary restrictions on the participants' voting rights. Each Lender selling a participation shall notify the Company within 30 days of such sale.

YIELD PROTECTION,
TAXES, AND
OTHER DEDUCTIONS:       (1)   The loan documents will contain yield protection
                              provisions, customary for facilities of this nature, protecting the Lenders in the event of unavailability of funding, funding losses, reserve and capital adequacy requirements.

                         (2) All payments to be free and clear of any present or future taxes, withholdings or other deductions whatsoever (other than income taxes in the jurisdiction of the Lender's applicable lending office).

                              The Company will have the right to replace any Lender which requests reimbursements for amounts owing under (1) and (2) above provided that (i) no Event of Default, or event which with the giving of notice or lapse of time or both would be an Event of Default, has occurred and is continuing, (ii) the Company has satisfied all of its obligations under the Facility relating to such Lender, and (iii) any replacement is acceptable to the Agent and the Company will have paid the Agent a $3,500 administrative fee if such replacement Lender is not an existing Lender.

GOVERNING LAW:           State of New York.

COUNSEL TO
THE AGENT:               Shearman & Sterling

EXPENSES:                The Company shall reimburse each Arranger and
                         Citibank for all agreed out-of-pocket expenses incurred by them in the negotiation, syndication and execution of the Facility. Such expenses shall be reimbursed by the Company upon presentation of a statement of account, regardless of whether the transaction contemplated is actually completed or the loan documents are signed.

                             ALLIEDSIGNAL INC.

               $900,000,000 364-DAY REVOLVING CREDIT FACILITY
                                PRICING GRID

==================================================================================================================
                    LEVEL 1         LEVEL 2          LEVEL 3         LEVEL 4         LEVEL 5          LEVEL 6
------------------------------------------------------------------------------------------------------------------
BASIS FOR       LT Senior       LT Senior        LT Senior       LT Senior       LT Senior        LT Senior
PRICING         Unsecured Debt  Unsecured Debt   Unsecured Debt  Unsecured Debt  Unsecured Debt   Unsecured Debt
                Rated At Least  Rated Less Than  Rated Less      Rated Less      Rated Less Than  Rated Less
                A By Standard   Level 1 But At   Than Level 2    Than Level 3    Level 4 But At   Than Level 5.
                & Poor's Or A2  Least A- By      But At Least    But At Least    Least BBB- By
                By Moody's.     Standard &       BBB+ By         BBB By          Standard &
                                Poor's Or A3 By  Standard &      Standard &      Poor's Or BAA3
                                Moody's.         Poor's Or BAA1  Poor's Or BAA2  By Moody's.
                                                 By Moody's.     By Moody's.

------------------------------------------------------------------------------------------------------------------

FACILITY FEE        5.5 bps         7.0 bps          8.5 bps         9.5 bps         12.0 bps          20.0 bps
(FN1)


------------------------------------------------------------------------------------------------------------------

APPLICABLE         17.0 bps         20.5 bps        26.5 bps        30.5 bps         40.5 bps        50.0 bps
MARGIN


------------------------------------------------------------------------------------------------------------------

DRAWN COST      LIBOR+22.5 bps  LIBOR+27.5 bps   LIBOR+35.0 bps  LIBOR+40.0 bps  LIBOR+52.5 bps   LIBOR+70.0 bps
(FN2)


------------------------------------------------------------------------------------------------------------------

UTILIZATION FEE
(USAGE (greater     0.0 bps         2.5 bps          2.5 bps         5.0 bps         5.0 bps          5.0 bps
than or equal
to) 33 1/3 AND
(less than)
66 2/3%)

------------------------------------------------------------------------------------------------------------------

UTILIZATION FEE
(USAGE (greater     2.5 bps         5.0 bps          5.0 bps        10.0 bps         10.0 bps        17.5 bps
than or equal
to) 66 2/3%)

------------------------------------------------------------------------------------------------------------------

FULLY DRAWN     LIBOR+25.0 bps   LIBOR+32.5 bps  LIBOR+40.0 bps  LIBOR+50.0 bps   LIBOR+62.5 bps  LIBOR+87.5 bps
COST(FN3)


==================================================================================================================

---------------------

(1)     Paid quarterly in arrears on each bank's commitment irrespective of usage.
(2)     Facility Fee plus Applicable Margin.
(3)     Drawn Cost plus Utilization Fee.
bps = basis points per annum

                             ALLIEDSIGNAL INC.

                   $900,000,000 ONE YEAR TERM-OUT OPTION
                                PRICING GRID

==================================================================================================================
                    LEVEL 1         LEVEL 2          LEVEL 3         LEVEL 4         LEVEL 5          LEVEL 6
------------------------------------------------------------------------------------------------------------------
BASIS FOR        LT Senior       LT Senior        LT Senior       LT Senior       LT Senior        LT Senior
PRICING          Unsecured Debt  Unsecured Debt   Unsecured Debt  Unsecured Debt  Unsecured Debt   Unsecured Debt
                 Rated At Least  Rated Less Than  Rated Less      Rated Less      Rated Less Than  Rated Less
                 A By Standard   Level 1 But At   Than Level 2    Than Level 3    Level 4 But At   Than Level 5.
                 & Poor's Or A2  Least A- By      But At Least    But At Least    Least BBB-By
                 By Moody's.     Standard &       BBB+ By         BBB By          Standard &
                                 Poor's Or A3 By  Standard &      Standard &      Poor's Or BAA3
                                 Moody's.         Poor's Or BAA1  Poor's Or BAA2  By Moody's.
                                                  By Moody's.     By Moody's.

------------------------------------------------------------------------------------------------------------------

APPLICABLE          22.5 bps         27.5 bps        35.0 bps        40.0 bps         52.5 bps        70.0 bps
MARGIN


------------------------------------------------------------------------------------------------------------------

UTILIZATION FEE
(USAGE               0.0 bps         2.5 bps          2.5 bps         5.0 bps         5.0 bps          5.0 bps
(greater than
or equal to)
33 1/3% AND
(less than)
 66 2/3%)

------------------------------------------------------------------------------------------------------------------

UTILIZATION FEE
(USAGE
(greater than
or equal to)
66 2/3%)             2.5 bps         5.0 bps          5.0 bps        10.0 bps         10.0 bps        17.5 bps



------------------------------------------------------------------------------------------------------------------

FULLY DRAWN      LIBOR+25.0 bps   LIBOR+32.5 bps  LIBOR+40.0 bps  LIBOR+50.0 bps   LIBOR+62.5 bps  LIBOR+87.5 bps
COST(FN1)


------------------------------------------------------------------------------------------------------------------

---------------------

(1)     Applicable Margin plus Utilization Fee.
bps = basis points per annum